Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Silexion Therapeutics Corp of our report dated April 1, 2024 relating to the financial statements of Moringa Acquisition Corp, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
October 8, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited